Exhibit 8.2

STERIS plc
70 Sir John Rogerson's Quay
Dublin 2
Ireland
D02 R296

Our Ref	Your Ref	29 March 2021
FBO/JR/669595.11

Dear Sirs

Registration Statement on Form S-4 of STERIS plc
Certain Ireland Tax Considerations

We have acted as Irish counsel to STERIS plc, a public limited company incorporated under the laws of Ireland (company number 595593) (the “Company”), in connection with the filing by the Company, on 2 March 2021, of a registration statement on Form S-4 (Registration No. 333-253799) (the “Initial Registration Statement”) and the filing, on the date hereof, of an amendment to the Initial Registration Statement (“Amendment No. 1”, and together with the Initial Registration Statement, as amended, the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to which the Company will register, under the Securities Act, up to 14,287,997 ordinary shares of $0.001 each (nominal value) in the capital of STERIS plc (“Ordinary Shares”) to be issued upon completion of the Delaware law governed mergers (the “Mergers”) described in the proxy statement/prospectus contained in the Registration Statement in accordance with the Agreement and Plan of Merger by and among the Company, Solar New US Holding Co, LLC, Crystal Merger Sub 1, LLC and Cantel Medical Corp., dated 12 January 2021 (the “Merger Agreement”), as amended on 1 March 2021.

In connection with this Opinion, we have reviewed the documents listed in Schedule 1 to this Opinion, together with such other resolutions, records and documents as we have deemed necessary as a basis for the opinions expressed below.

We have further relied upon statements, representations, and covenants made by the Company and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief.

Based on the foregoing, and subject to the further assumptions, qualifications and limitations set out in this Opinion, the Irish tax discussion contained in the Registration Statement under the headings: (i) “Summary - Material Ireland Tax Consequences of the First Merger”, (ii) “Risk Factors - Cantel Stockholders who are resident or ordinarily resident for tax purposes in Ireland may be subject to Irish capital gains tax on the cancellation of their shares of Canyon Newco Common Stock”, (iii) “Risk Factors - Transfers of STERIS Shares, other than by means of the transfer of book-entry interests through the Depository Trust Company, which is referred to as DTC, may be subject to Irish stamp duty”, (iv) “Risk Factors - In certain limited circumstances, dividends paid by STERIS may be subject to Irish dividend withholding tax”, (v) “Risk Factors - Dividends received from STERIS by Irish resident and certain other STERIS Shareholders may be subject to Irish income tax”, (vi) “Risk Factors - STERIS Shares received by means of a gift or inheritance could be subject to Irish capital acquisitions tax” and (vii) “Material Ireland Tax Consequences of the First Merger” (the “Irish Tax Discussion”), to the extent it relates to Irish tax laws or legal conclusions with respect thereto, constitutes our opinion.

This Opinion is based on: (i) the current provisions of Irish tax law and the regulations thereunder in effect on the date hereof, (ii) all judicial decisions interpreting such provisions reported before the date hereof, (iii) our understanding of the current administrative policies and assessment practices of the Irish tax authorities and (iv) confirmations issued by the competent Irish tax authorities in regard to certain Irish dividend withholding tax and stamp duty matters. It is possible that changes could be made to such legislation, regulations, proposed amendments, administrative policies and assessment practices and confirmations after the date of the Registration Statement. Such changes could affect this Opinion and the accuracy of the Irish Tax Discussion. We do not undertake to inform you of any such changes to legislation, regulations, proposed amendments, administrative policies or assessment practices or of any judicial decision practices after the date of the Registration Statement, which may affect this Opinion. We express no opinion on any matters different from Irish tax matters and we express no opinion on the correctness or completeness of the Registration Statement other than the Irish Tax Discussion.

For the purposes of this Opinion, we have assumed: (i) the Registration Statement will have become, and will remain, effective at the time of issuance of the Ordinary Shares, (ii) the truth and accuracy of the contents of all documents and searches reviewed as to factual matters, but have made no independent investigation regarding such factual matters, (iii) all signatures, initials, seals and stamps contained in, or on, all documents submitted to us are genuine, (iv) all documents submitted to us as originals are authentic and complete and that all documents submitted to us as copies (including without limitation any document submitted to us as a .pdf (or any other format) attachment to an email) are complete and conform to the originals of such documents, and the originals of such documents are authentic and complete, (v) the execution version of the Merger Agreement and the amendment agreement thereto contained in the Registration Statement as Annex A-1 and Annex A-2 thereto are complete and conform to the originals of such documents, and the originals of such documents are authentic and complete and have been duly executed and (vi) that the Mergers will be consummated as provided for in the Merger Agreement, as amended and otherwise as described in the Registration Statement.

This Opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

This Opinion represents only our interpretation of the tax laws and has no binding, legal effect on, without limitation, the Irish tax authorities or any court. It is possible that contrary positions may be asserted by the Irish tax authorities and that one or more courts may sustain such contrary positions. This Opinion is expressed as of the date hereof and we assume no obligation to update, supplement or revise this Opinion to reflect any changes, including changes which have retroactive effect: (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent. This Opinion is confined strictly to the matters expressly stated herein and is not be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion as Exhibit 8.2 to the Registration Statement and to the reference to Matheson under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

This Opinion and the opinions given in it are governed by, and shall be construed in accordance with, the laws of Ireland.

Yours faithfully

/s/ Matheson

MATHESON

Schedule 1

Documents

1	The Initial Registration Statement, including the proxy statement/prospectus contained therein, as filed with the Commission on 2 March 2021.

2	Amendment No. 1 to the Initial Registration Statement, including the proxy statement/prospectus contained therein, as filed with the Commission on the date hereof.

3
The execution version of the Agreement and Plan of Merger by and among the Company, Solar New US Holding Co, LLC, Crystal Merger Sub 1, LLC and Cantel Medical Corp., dated 12 January 2021, contained in the Registration Statement as Annex A-1.

4
The execution version of the Amendment Agreement to the Agreement and Plan of Merger by and among the Company, Solar New US Holding Co, LLC, Crystal Merger Sub 1, LLC and Cantel Medical Corp., dated 1 March 2021, contained in the Registration Statement as Annex A-2.